Exhibit 99.1

 California Pizza Kitchen Reports Preliminary Second Quarter Results;
             Comparable Restaurant Sales Increase of 4.8%;
     Earnings Guidance Increases to $0.29-$0.30 per Diluted Share


    LOS ANGELES--(BUSINESS WIRE)--July 11, 2006--

      Second Quarter Earnings Increases 26%-29% Over Prior Year
      Excluding Stock-Based Compensation Expense and Other Income
                 of $1.1m in the Prior Year's Quarter

    California Pizza Kitchen, Inc. (Nasdaq:CPKI) announced today that revenues increased 14.1% to $136.2 million for the second quarter ended July 2, 2006 versus $119.4 million in the second quarter of 2005. Comparable restaurant sales increased approximately 4.8% compared to 8.6% in the second quarter a year ago.
    During its May 9, 2006 conference call, the Company forecasted a second quarter comparable restaurant sales increase of approximately 4.0%-5.0% and earnings per diluted share in the range of $0.28-$0.29 including the effects of stock-based compensation expense and the impact of the October 6, 2005 lease accounting pronouncement. Based on second quarter 2006 revenues and comparable restaurant sales results, management is increasing its earnings per diluted share guidance to $0.29-$0.30. This revised guidance results in an earnings increase of 26%-29% over prior year excluding the effects of both stock-based compensation expense and the October 6, 2005 lease accounting pronouncement in the quarter just ended and $1.1 million of unredeemed gift certificate income in the second quarter of 2005.
    In the second quarter of 2006, the Company added two new full service restaurants in Omaha, Nebraska and Queens, New York, as well as one CPK/ASAP in Culver City, California. The Company's franchise partner, Golden Pillars, also opened a new full service restaurant in Hong Kong, China.
    The Company intends to release its second quarter earnings on August 7, 2006 at approximately 4:00 pm EDT with a conference call to follow on the same day at approximately 5:00 pm EDT. Management intends to address guidance for the third quarter at that time. A webcast of the conference call can be accessed at www.cpk.com.
    California Pizza Kitchen, Inc., founded in 1985, is a leading casual dining chain in the premium pizza segment. The Company's full service restaurants feature an imaginative line of hearth-baked pizzas, including the original BBQ Chicken Pizza, and a broad selection of distinctive pastas, salads, soups and sandwiches. The average guest check is approximately $12.85. As of July 11, 2006 the Company operates, licenses or franchises 194 restaurants, of which 162 are company-owned and 32 operate under franchise or license agreements. The Company also has a licensing arrangement with Kraft Pizza Company which manufactures and distributes a line of California Pizza Kitchen premium frozen pizzas.
    California Pizza Kitchen, Inc. can be found on the internet at www.cpk.com.

    This release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include projections of earnings, revenue or other financial items, statements of the plans, strategies and objectives of management for future operations, statements concerning proposed new products or developments, statements regarding future economic conditions or performance, statements of belief and statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words "may," "will," "estimate," "intend," "continue," "believe," "expect," "anticipate" and similar words.
    Investors are cautioned that forward-looking statements are not guarantees of future performance and, therefore, undue reliance should not be placed on them. Our actual results may and will likely differ materially from the expectations referred to herein. Among the key factors that may have a direct bearing on our operating results, performance and financial condition are changing consumer preferences and demands, the execution of our expansion strategy, the continued availability of qualified employees and our management team, the maintenance of reasonable food and supply costs, our relationships with our distributors and numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. California Pizza Kitchen undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

    CONTACT: California Pizza Kitchen, Inc.
             Sarah Grover (media) or Sue Collyns (investors)
             310-342-5000